UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $.10 Par Value	DVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 8, 2021, Dover Motorsports, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Speedway Motorsports, LLC (“Speedway”) and Speedco II, Inc., a wholly owned subsidiary of Speedway (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock of the Company, par value $0.10 per share, and all of the outstanding shares of Class A common stock, par value $0.10 per share (collectively, the “Shares”) in exchange for $3.61 per share in cash without interest and less any applicable taxes required to be deducted or withheld in respect thereof (the “Offer Price”).

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer, the “Transactions”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Speedway. At the effective time of the Merger, each Share that was not tendered in the Offer, other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), will be converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest (the “Merger Consideration”). In addition, as of the effective time of the Merger (the “Effective Time”), each Company Equity Award (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time, whether or not vested, shall be vested and all restrictions thereon shall lapse in full as of immediately before the Effective Time.

The board of directors of the Company, acting on the unanimous recommendation of a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company and formed to negotiate and evaluate a potential transaction, has unanimously (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of the Company tender their Shares to Purchaser pursuant to the Offer.

The Offer will initially remain open for 20 business days following commencement of the Offer. If, at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied (unless such condition is waivable by the Company or Purchaser and has been waived), Purchaser may extend the Offer for subsequent periods of at least five business days each. Additionally, Purchaser must extend the Offer (i) for any period required by applicable law (including any applicable interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”), the SEC staff and the New York Stock Exchange), and (ii) if, at the then-scheduled Expiration Time, any of conditions to the Offer have not been satisfied or waived, for periods of at least five business days each, in order to permit the satisfaction of such condition; provided, however, that (A) in no event shall the Offer be extended to a date later than March 8, 2022, (B) any such extension shall not be deemed to impair, limit or otherwise restrict the parties’ rights to terminate the Merger Agreement, and (C) with respect to clause (ii) above, if, at any such scheduled Expiration Time, the only condition that has not been satisfied is the Minimum Condition, then Purchaser is not required to extend the Offer for more than one additional five business day increment.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions, including (i) there being validly tendered and not properly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Purchaser and its affiliates, represent one more Share than 50% of the aggregate voting power of the then-issued and outstanding Shares at the expiration of the Offer (the “Minimum Condition”), (ii) the accuracy of the Company’s representations and warranties (subject to certain materiality and “material adverse effect” thresholds), (iii) the Company’s compliance or performance in all material respects of the obligations, covenants and agreements it is required to comply with or perform at or prior to the expiration of the Offer, (iv) the absence, since the date of the Merger Agreement, of a Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the time the Purchaser accepts Shares for purchase pursuant to the Offer, (v) the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the HSR Act, (vi) the absence of any law or order prohibiting the consummation of the Offer or the Merger, and (vii) the Merger Agreement not having been terminated in accordance with its terms. If the conditions to the Offer are satisfied or waived (other than conditions that by their nature are to be satisfied or waived at the expiration of the Offer), then Purchaser must (i) irrevocably accept for payment all of the Shares tendered pursuant to the Offer and (ii) pay the Offer Price in respect of each such Share.

The Merger Agreement includes certain representations, warranties and covenants of the Company, on one hand, and Purchaser and Speedway on the other, including certain restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger. The Company, Purchaser and Speedway also agreed to use their respective reasonable best efforts to take all actions, to file all documents and to do all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as soon as reasonably practicable. However, Parent is not required to make divestitures, commit to any licenses or hold separate requirements or litigate or defend the Transactions in connection with any applicable antitrust laws. None of the Company, Speedway or Purchaser may take any action that would reasonably be expected to prevent or materially delay consummation of the Offer and the Merger.

The Company has agreed to “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and engage in discussions or negotiations with third parties regarding transaction proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the board of directors of the Company (the “Board”) has determined in good faith constitutes or could reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement) and that failure to take such action would reasonably be expected to constitute a breach of the Board’s fiduciary duties under applicable legal requirements. Pursuant to the Merger Agreement, the Company has agreed that the Board will (x) recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Board Recommendation”) and (y) include the Board Recommendation in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) when filed with the SEC and when disseminated to the Company’s stockholders. The Board will also not (i) withdraw (or modify in a manner adverse to the Company or Purchaser), or publicly propose to withdraw (or modify in a manner adverse to the Speedway or Purchaser), the Board Recommendation, (ii) approve, recommend or endorse, or publicly propose to approve, recommend or declare advisable, any alternative Takeover Proposal (as defined in the Merger Agreement) or (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any letter of intent, agreement in principle, or contract relating to a Takeover Proposal, (other than a customary confidentiality agreement). Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to change the Board Recommendation in certain instances, subject to matching rights in favor of the Purchaser. The Board has also waived the application of its rights agreements with Computershare Inc. to the Transactions.

The Merger Agreement contains certain termination rights for both the Company and Speedway, including, (i) if the consummation of the Transactions has not occurred on or before March 8, 2022 (the “End Date”), (ii) if consummation of the Offer or the Merger is legally prohibited or permanently enjoined, (iii) if the Offer has expired and the Minimum Condition has not been satisfied without the acceptance for payment of Shares pursuant to the Offer, provided that the terminating party’s material breach of any provision of the Merger Agreement is not the cause of the events specified in the foregoing clauses (i) through (iii) occurring. The Merger Agreement may also be terminated by Speedway if (i) the Board has failed to include the Board Recommendation in the Schedule 14D-9 when mailed or has effected a Company Adverse Change Recommendation (as defined in the Merger Agreement), (ii) the Company has entered into an agreement with respect to a Superior Offer, (iii) the Board fails to publicly reaffirm the Board Recommendation upon request by the Speedway or Purchaser (subject to certain limitations), (iv) the Company has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 20 business days following written notice, if such breach would cause certain of the conditions to closing to not be able to be satisfied, and (v) if the NASCAR Approval is not obtained; provided, that the termination right in this clause (v) expires five business days after the date of the Merger Agreement. The Merger Agreement may also be terminated by the Company (i) subject to the terms and conditions set forth in the Merger Agreement, to accept a Superior Offer, (ii) if Speedway or Purchaser has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 20 business days following written notice, if such breach would reasonably be expected to prevent the Company or Purchaser from consummating the transactions, or (iii) in the event that Purchaser fails to purchase all Shares validly tendered (and not validly withdrawn) when required to do so under the Merger Agreement. Upon termination of the Merger Agreement (i) by the Company to accept a Superior Offer or (ii) by Speedway following a Company Adverse Change Recommendation, the Company will be required to pay the Company a termination fee $5,100,000 (the “Termination Fee”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and the terms of the Merger Agreement is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the related schedules thereto which are not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Tender and Support Agreement

On November 8, 2021, in connection with the execution of the Merger Agreement, certain of the Company’s stockholders (together, the “Supporting Stockholders”), entered into Tender and Support Agreements with Speedway and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, with certain termination rights, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger, as applicable, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreements. As of November 8, 2021, the shares owned by the Supporting Stockholders represent approximately 57.5% of the total outstanding shares, or 92% of the aggregate voting power of the Company stockholders.

The Support Agreement terminates automatically upon any valid termination of the Merger Agreement in accordance with its terms. If the board of directors of Dover effects an Adverse Recommendation Change (as defined in the Merger Agreement) with respect to the tender offer provided for in the Merger Agreement, in connection with any Intervening Event (as defined in the Merger Agreement), the tender and voting obligations of the Stockholders under the Support Agreement will only apply to a number of shares owned by the Stockholders representing approximately 25.6% of the total outstanding shares, or approximately 40.4% of the aggregate voting power of the Company stockholders.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On November 8, 2021, the Company and Speedway issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”) and related transactions. A copy of the Press Release, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information about the Tender Offer and Where to Find It

The tender offer for the outstanding Common Stock and Class A Common Stock of Dover Motorsports, Inc. (“Dover”) has not been commenced. This filing does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Dover securities. At the time the tender offer is commenced, Speedway Motorsports, LLC (“Speedway”) and Speedco II, Inc., a wholly owned subsidiary of Speedway (“Purchaser”), will cause a Tender Offer Statement on Schedule TO (including an Offer to Purchase) to be filed with the Securities and Exchange Commission (the “SEC”) and thereafter, Dover will file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the tender offer. The solicitation and offer by Speedway to purchase shares of Dover common stock and Class A common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that Dover investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and Dover investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Speedway, Purchaser and Dover with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Speedway and Purchaser file with the SEC will be made available to all investors and security holders of Dover free of charge from the information agent for the tender offer.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “poised,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: important factors, including risks relating to, among others: risks related to the Company’s ability to complete the merger transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied; whether sufficient stockholders of the Company tender their shares in the transaction; the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the impact of the COVID-19 pandemic and its impact on the Company’s operations and other factors discussed in the “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and subsequent filings.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of November 8, 2021, by and among Dover Motorsports, Inc., Speedway Motorsports, LLC and Speedco II, Inc.
10.1**	Tender and Support Agreement, dated as of November 8, 2021, by and among Speedco II, Inc. and certain stockholders of Dover Motorsports, Inc.
99.1	Joint press release of Speedway Motorsports, LLC and Dover Motorsports, Inc. issued on November 8, 2021 (furnished herewith).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.

** Personal information has been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.
(Registrant)
November 9, 2021
	By:	/s/ Denis McGlynn
Denis McGlynn President and Chief Executive Officer